UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               September 13, 2005
                Date of report (date of earliest event reported)

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                              DIGITAL FUSION, INC.
             (Exact Name of Registrant as Specified in its Charter)

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        Delaware                      0-24073                 13-3817344
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(State or Other Jurisdiction   (Commission File Number)     (IRS Employer
    of Incorporation)                                      Identification No.)



                  4940-A Corporate Drive, Huntsville, AL 35805
                    (Address of Principal Executive Offices)



                                 (256) 837-2620
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14D-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

         On September 14, 2005, the Company announced it has been awarded a competitive contract for Acquisition and Business Support Services (ABSS) by the National Aeronautics and Space Administration (NASA) at the Marshall Space Flight Center (MSFC) in Huntsville, AL. The contract is a performance-based, Firm-Fixed-Price, Indefinite Delivery/Indefinite Quantity (IDIQ) contract with a maximum value of $48.75 million over five years, if all options are exercised. The contract has a two week phase-in period beginning September 16, 2005, to be followed by a one year base period and four one year options. Digital Fusion is the prime contractor and does not anticipate using any subcontractors on this contract.

Section 7 - Regulation FD

Item 7.01    Regulation FD Disclosure.

         The Company issued a press release announcing their role as a first-tier subcontractor on the Gray Research/Missile Defense Data Center (MDDC) team to support the U.S. Army Space and Missile Defense Command (USASMDC) in the operations and management of the MDDC in Huntsville, AL which is attached as
Exhibit 99.1.

         The Company issued a press release announcing the award of a $48.75 million contract by the National Aeronautics and Space Administration (NASA) at the Marshall Space Flight Center (MSFC) in Huntsville, AL which is attached as
Exhibit 99.2.

Section 9 - Financial Statements Exhibits

Item 9.01   Financial Statements and Exhibits
 (c)       Exhibits

       Exhibit No.    Description

       99.1*          Press release dated September 13, 2005,
                      issued by Digital Fusion, Inc.
       99.2*          Press release dated September 14, 2005,
                      issued by Digital Fusion, Inc.


*  Filed herewith.